As filed with the Securities and Exchange Commission on March 30, 2022.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Convey Health Solutions Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	84-2099378
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

100 SE 3rd Avenue, 26th Floor

Fort Lauderdale, FL 33394

(800) 559-9358
(Address of Principal Executive Offices, Including Zip Code)

Convey Health Solutions Holdings, Inc. 2021 Omnibus Incentive Compensation Plan

Convey Health Solutions Holdings, Inc. 2021 Employee Stock Purchase Plan

(Full Title of the Plans)

Stephen C. Farrell

Convey Health Solutions Holdings, Inc.

100 SE 3rd Avenue, 26th Floor

Fort Lauderdale, FL 33394

(800) 559-9358

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

William V. Fogg

Michael E. Mariani
Cravath, Swaine & Moore LLP
Worldwide Plaza
825 Eighth Avenue
New York, NY 10019
(212) 474-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SECURITIES PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement on Form S-8 is being filed by Convey Health Solutions Holdings, Inc. (the “Registrant”) to register (i) 2,927,766 additional shares of common stock, par value $0.01 per share (the “Common Stock”), under the Convey Health Solutions Holdings, Inc. 2021 Omnibus Incentive Compensation Plan (the “2021 Plan”) pursuant to the evergreen provisions providing for an automatic increase in the number of shares of Common Stock reserved and available for issuance under the 2021 Plan on January 1, 2022, and (ii) 731,941 additional shares of Common Stock under the Convey Health Solutions Holdings, Inc. 2021 Employee Stock Purchase Plan (the “2021 ESPP”) pursuant to the evergreen provisions providing for an automatic increase in the number of shares of Common Stock reserved and available for issuance under the 2021 ESPP on January 1, 2022.

Pursuant to General Instruction E of Form S-8 regarding Registration of Additional Securities, the contents of the Registration Statement on Form S-8 filed with the U.S. Securities and Exchange Commission (the “Commission”) on June 15, 2021 (File No. 333-257121), are hereby incorporated by reference in this Registration Statement to the extent not replaced hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The reports or documents listed below have been filed with the Commission by Convey Health Solutions Holdings, Inc. and are incorporated herein by reference to the extent not superseded by documents or reports subsequently filed:

(1)	Convey Health Solutions Holdings, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Commission on March 23, 2022;

(2)	The description of the Common Stock contained in Convey Health Solutions Holdings, Inc.’s Registration Statement on Form 8-A filed with the Commission pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on June 15, 2021 and all other amendments and reports filed for the purpose of updating such description; and

(3)	Convey Health Solutions Holdings, Inc.’s Current Reports on Form 8-K (other than portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits accompanying such reports related to such Items) filed with the Commission on January 10, 2022, January 11, 2022, February 1, 2022 and February 15, 2022.

All documents filed by Convey Health Solutions Holdings, Inc. pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. The Registrant is not incorporating by reference any document or portion thereof, whether specifically listed above or to be filed in the future, that is not deemed “filed” with the Commission.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Number	Description

4.1(a)	Second Amended and Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on June 21, 2021 (File No. 001-40506))

4.1(b)	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on November 4, 2021 (File No. 001-40506))

4.2	Third Amended and Restated Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed with the Commission on November 4, 2021 (File No. 001-40506))

5.1	Opinion of Cravath, Swaine & Moore LLP (filed herewith)

23.1	Consent of Cravath, Swaine & Moore LLP (included in Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers LLP (filed herewith)

24.1	Power of Attorney (included on the signature page to this Registration Statement)

107	Filing Fee Table (filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fort Lauderdale, State of Florida, on March 30, 2022.

CONVEY HEALTH SOLUTIONS HOLDINGS, INC.

By:	/s/ Stephen C. Farrell
	Name:	Stephen C. Farrell
	Title:	Chief Executive Officer and Director

SIGNATURES AND POWERS OF ATTORNEY

Each of the undersigned officers and directors of Convey Health Solutions Holdings, Inc. hereby severally constitutes and appoints Stephen C. Farrell and Timothy Fairbanks, and each of them acting alone, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462 under the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Stephen C. Farrell	Chief Executive Officer and Director	March 30, 2022
Stephen C. Farrell	(Principal Executive Officer)

/s/ Timothy Fairbanks	Chief Financial Officer & Executive Vice President	March 30, 2022
Timothy Fairbanks	(Principal Financial Officer)

/s/ Susana E. Pichardo	Senior Vice President, Accounting	March 30, 2022
Susana E. Pichardo	(Principal Accounting Officer)

/s/ Sharad S. Mansukani	Director	March 30, 2022
Sharad S. Mansukani

/s/ Todd Sisitsky	Director	March 30, 2022
Todd Sisitsky

/s/ Katherine Wood	Director	March 30, 2022
Katherine Wood

/s/ W. Carl Whitmer	Director	March 30, 2022
W. Carl Whitmer

/s/ Paul Campanelli	Director	March 30, 2022
Paul Campanelli